UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C. 20549



                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported):  May 2, 2003


                PARAMCO FINANCIAL GROUP, INC.
           ----------------------------------------
   (Exact name of registrant as specified in its charter)






    Delaware              000-32495               88-0441287
 --------------       -----------------         ----------------
(State or other      Commission File No.)      (I.R.S. Employer
jurisdiction of                                Identification No.)
incorporation or
organization)




       4610  So.  Ulster Street, Suite  150,  Denver, Colorado 80237
      ---------------------------------------------------------------
              (Address of principal executive offices)




        Registrant's telephone number, including area code: (720) 528-7303


                                 N/A
              -------------------------------------------
   (Former  name or  former address, if changed since last report)





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Item 2.        ACQUISITION OR DISPOSITION OF ASSETS.

        On  May  2, 2003  Paramco  Financial  Group,  Inc.
(the "Company")  entered  into an Annulment and  Amending
Agreement with Michael S. Goodlett and Terrence Riely (the "Amending Agreement") to annul the closing of the transaction provided for in the Purchase Agreement dated January 31, 2003, by and among the Company and Messrs. Goodlett and Riely (the "Purchase Agreement"), whereby the Company is to acquire all of the issued and outstanding capital stock of Woodlands S.A. Financial Services, Inc. ("Woodlands"), from Messrs. Goodlett and Riely in exchange for an aggregate of 150,000 shares of the Company's
Series C  Convertible  Preferred Stock.   As  a  result of
this agreement, the parties have returned all of the capital stock of Woodlands to Messrs. Goodlett and Riely and Messrs. Goodlett and Riely have returned the 150,000 shares of the Company's Series C Convertible Preferred
Stock to the Company.   The  Amending Agreement  also
provides that the Purchase Agreement  shall otherwise
remain  in  full  force  and  effect   with   an anticipated
new closing date to occur upon completion of the audit of Woodlands' financial statements and their delivery to, and their acceptance by, the Company. In the event that the completion and acceptance is not completed by August 28, 2003, the Purchase Agreement is subject to cancellation by the Company at its sole option.

Item 7.        FINANCIAL STATEMENTS OR EXHIBITS.

          a.   Financial Statements.

               Not Applicable

          b.   Exhibits.

               10.6.1    Annulment and Amending Agreement by
                    and among Paramco Financial Group, Inc.,
                    Michael S. Goodlett and Terrence Riely
                    dated May 2, 2003.

               99.16   Press Release by Paramco Financial
                    Group, Inc., dated May 6, 2003
                    concerning the Annulment and Amending
                    Agreement by and among Paramco Financial
                    Group, Inc., Michael S. Goodlett and
                    Terrence Riely, dated May 2, 2003.





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                         SIGNATURES


           Pursuant  to  the requirements of the  Securities
Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:     May 6, 2003         PARAMCO FINANCIAL GROUP, INC.



                         By: /s/ Douglas G. Gregg
                             -----------------------------
                              Douglas G. Gregg
                              Chairman of the Board
                              and Chief Executive Officer





















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